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                                                                   Exhibit 10.30

                                     [LOGO]
                                    CATELLUS

TO:        Vanessa L. Washington

FROM:      Nelson C. Rising

DATE:      October 4, 2002

SUBJECT: Amendment to Memorandum of Understanding regarding Employment

         This Amendment to Memorandum of Understanding ("Amendment") sets forth additional terms of your employment with Catellus Development Corporation (the "Company") and amends your Memorandum of Understanding dated December 12, 2001 ("MOU"). The MOU and this Amendment are collectively referred to herein as this "Memorandum". The Memorandum supersedes, in their entirety, all previous agreements and understandings concerning your employment excepting your Indemnity Agreement dated March 21, 2002 and any stock option agreements you have with the Company; provided, however, that the provisions of the Memorandum regarding vesting of stock options in the event of termination of your employment shall supersede such provisions of your stock option agreements.

         Effective upon your execution of this Amendment, the following provisions shall govern your employment with the Company.

     1. Termination of Employment upon a Change of Control. Section 10.3(c) of the MOU shall be restated in its entirety to read as follows:

           (c) in lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Company shall pay to you a lump sum payment in an amount which is equal to two (2) times your Average Salary and Bonus, as defined in Appendix A-1 attached hereto and made a part hereof. Notwithstanding anything to the contrary contained herein, in the event of a Change of Control shall occur on or prior to December 31, 2003, you shall be paid an amount which is equal to two (2) times your then current annual salary and the annual maximum cash bonus potential for the year in which your employment terminates.

           You shall be entitled to refuse all or any portion of any payments or benefits under the Memorandum if you determine that receipt of such payment or benefit may result in adverse tax consequences to you under Section 4999 of the Internal Revenue Code of 1986, as amended. The Company shall be totally and permanently relieved of any obligation to pay any amounts or provide any benefits which you explicitly refuse in writing.

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         2. Entire Agreement; Amendment. The Memorandum constitutes the entire agreement between you and the Company. No amendments to the Memorandum may be made except by writing signed by you and the Company.

CATELLUS DEVELOPMENT CORPORATION


By       /s/ Nelson C. Rising
   --------------------------------------
         Nelson C. Rising
         Chairman of the Board and
         Chief Executive Officer

                                                ACCEPTED AND AGREED:


                                                /s/ Vanessa L. Washington
                                                ----------------------------
                                                Vanessa L. Washington

                                                Date signed:  October 17, 2002

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                                  Appendix A-1
                                   Definitions

         For purposes of this Memorandum, the following additional definitions are set forth below:

                (i) "Average Salary and Bonus" means the greater of (a) your annual Base Salary and annual bonus, including any amounts deferred by you under the Company's Profit Sharing and Savings Plan, Cafeteria Plan, and Executive Deferred Compensation Plan and any other deferred compensation program now or hereafter established by the Company, earned by you for the two full calendar years prior to termination of your employment (regardless of whether all of such years occurred while this Memorandum was in effect and regardless of whether those earned amounts were paid out on a current basis or deferred) or such smaller number of full calendar years as you have been employed by the Company, divided by the number of such full calendar years, or (b) your annual Base Salary and annual bonus, including any amounts deferred by you under the Company's Profit Sharing and Savings Plan, Cafeteria Plan, and Executive Deferred Compensation Plan and any other deferred compensation program now or hereafter established by the Company, earned by you for the two full calendar years with respect to which annual bonuses have been determined prior to the occurrence of the Change of Control (regardless of whether all of such years occurred while this Memorandum was in effect and regardless of whether those earned amounts were paid out on a current basis or deferred) or such smaller number of full calendar years as you have been employed by the Company, divided by the number of such full calendar years.